Exhibit 10.1

TERMINATION AGREEMENT

THIS AGREEMENT is made as of December 6, 2017 (the “Effective Date”),

BETWEEN:

EACH OF THE SHAREHOLDERS SET FORTH IN EXHIBIT A (each a “Shareholder” and collectively, the “Shareholders”);

- and –

MITEL NETWORKS CORPORATION, a corporation existing under the Canada Business Corporations Act (the “Corporation”).

RECITALS:

A.	The Shareholders and the Corporation are parties to a shareholders agreement dated as of April 27, 2010 (as may be amended, restated or replaced from time to time, the “Shareholders Agreement”) providing for the management of the Corporation and granting certain rights and obligations with respect to the ownership of shares in the capital of the Corporation.

B.	Section 7.1 of the Shareholders Agreement provides that the rights and obligations of the Francisco Partners Group and the Matthews Group, respectively, cease on the date the Francisco Partners Group and the Matthews Group, respectively, fails to beneficially own (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) at least 5% of the outstanding Common Shares.

C.	Neither the Francisco Partners Group nor the Matthews Group beneficially own at least 5% of the outstanding Common Shares.

THEREFORE the Shareholders and the Corporation agree as follows:

1.	Defined Terms

Capitalized terms used but not defined in this Agreement shall have the meaning given to such terms in the Shareholders Agreement.

2.	Termination

Effective as of the Effective Date, the Shareholders Agreement will be and is terminated, provided that:

(a)	such termination of the Shareholders Agreement shall not affect or prejudice any rights or obligations which have accrued or arisen under the Shareholders Agreement prior to the Effective Date, and such rights and obligations shall survive the termination of the Shareholders Agreement; and

(b)	the provisions of Article 10 [Confidentiality] of the Shareholders Agreement shall survive the termination of the Shareholders Agreement for a period of two years.

3.	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreements between them with respect to the subject matter of this Agreement. There are no representations, warranties, agreements, arrangements or understandings, either verbal or written, between the parties relating to the subject matter contemplated by this Agreement that is not expressed herein.

4.	Severability

This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws. If any provisions of this Agreement, or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable laws.

5.	Further Assurances

All of the parties will do all things, execute all instruments and documents and take such actions as are within their power or control, which are reasonably necessary or desirable to carry out the terms and provisions of this Agreement and the transactions described herein.

6.	Enurement

This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors and assigns.

7.	Applicable Law

This Agreement is a contract made under and shall be governed by and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

8.	Counterparts

This Agreement may be executed in counterparts and by means of facsimile or portable document format (PDF), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature pages follow.]

IN WITNESS OF WHICH the Parties have duly executed this Agreement.

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary

ARSENAL HOLDCO I, S.A.R.L.

By:	/s/ Tom Ludwig
Name:	Tom Ludwig
Title:	Authorized Representative

ARSENAL HOLDCO II, S.A.R.L.

By:	/s/ Tom Ludwig
Name:	Tom Ludwig
Title:	Authorized Representative

WESLEY CLOVER INTERNATIONAL CORPORATION

By:	/s/ Paul Chiarelli
Name:	Paul Chiarelli
Title:	President and C.O.O.

/s/ Terence H. Matthews
Terence H. Matthews

SCHEDULE A

SHAREHOLDERS

Arsenal Holdco I, S.A.R.L.

Arsenal Holdco II, S.A.R.L.

Wesley Clover International Corporation

Terence H. Matthews